Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	Net revenues of $561.0 million, increased 3% compared with the year-ago quarter.

•	Record asset management and service fee revenues of $113.9 million.

•	Net income of $43.1 million, a 9% decline from the year-ago quarter

•	Core diluted EPS of $0.65 compared with $0.68 in the first quarter of 2014.

•	GAAP diluted EPS of $0.56 compared with $0.63 in the first quarter of 2014.

ST. LOUIS, May 11, 2015 – Stifel Financial Corp. (NYSE: SF) today reported net income of $43.1 million, or $0.56 per diluted common share on net revenues of $561.0 million for the three months ended March 31, 2015, compared with net income of $47.4 million, or $0.63 per diluted common share, on net revenues of $546.8 million for the first quarter of 2014.

For the three months ended March 31, 2015, the Company reported non-GAAP net income of $49.9 million, or $0.65 per diluted common share, compared with non-GAAP net income of $51.4 million, or $0.68 per diluted common share for the first quarter of 2014. These non-GAAP results exclude merger-related expenses associated with the Company’s acquisitions.

Chairman’s Comments

“We are pleased with our first quarter results, which represent our third best revenue quarter. That said, while investment banking was a good quarter, results can and will be lumpy, especially as we continue to build-out our capabilities. Looking forward, we are optimistic about the continued growth in our business.

In today’s environment, we see ample opportunities to continue to build the premier investment banking and wealth management firm.”

Summary Results of Operations (Unaudited)

	Three Months Ended
(in 000s)	3/31/15	3/31/14	% Change	12/31/14	% Change
Net revenues	$560,982	$546,756	2.6	$578,030	(2.9)
Net income	43,097	47,382	(9.0)	45,182	(4.6)
Non-GAAP net income [1]	49,940	51,437	(2.9)	58,134	(14.1)

Earnings per common share:
Basic	$0.63	$0.72	(12.5)	$0.67	(6.0)
Diluted	0.56	0.63	(11.1)	0.58	(3.4)
Non-GAAP net income [1]	0.65	0.68	(4.4)	0.75	(13.3)

Weighted average number of common shares outstanding:
Basic	68,006	66,037	3.0	66,851	1.7
Diluted	77,359	75,691	2.2	77,540	(0.2)

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Brokerage Revenues

Brokerage revenues, defined as commissions plus principal transactions, were $280.5 million, a 1% decrease compared with the first quarter of 2014 and a 4% increase compared with the fourth quarter of 2014.

•	Global wealth management brokerage revenues were $158.0 million, a 1% decrease compared with the first quarter of 2014 and a 1% decrease compared with the fourth quarter of 2014.

•	Institutional equity brokerage revenues were $61.8 million, a 4% decrease compared with the first quarter of 2014 and an 8% decrease compared with the fourth quarter of 2014.

•	Institutional fixed income brokerage revenues were $60.7 million, a 5% increase compared with the first quarter of 2014 and a 45% increase compared with the fourth quarter of 2014.

Investment Banking Revenues

Investment banking revenues were $125.1 million, an 8% decrease compared with the first quarter of 2014 and a 28% decrease compared with record revenues in the fourth quarter of 2014.

•	Equity capital raising revenues were $48.9 million, a 19% decrease compared with the first quarter of 2014 and a 2% decrease compared with the fourth quarter of 2014.

•	Fixed income capital raising revenues were $26.7 million, a 63% increase compared with the first quarter of 2014 and a 25% increase compared with the fourth quarter of 2014.

•	Advisory fee revenues were $49.4 million, a 16% decrease compared with the first quarter of 2014 and a 52% decrease compared with record revenues in the fourth quarter of 2014.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $113.9 million, a 28% increase compared with the first quarter of 2014 and an 8% increase compared with the fourth quarter of 2014. The increase is due to the higher value of fee-based accounts as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended March 31, 2015, compensation and benefits expenses were $355.7 million, which included $3.4 million of merger-related expenses. This compares with $347.0 million in the first quarter of 2014 and $370.5 million in the fourth quarter of 2014.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.5% in the first quarter of 2015, compared with 62.9% in the first quarter of 2014 and 61.5% in the fourth quarter of 2014.

Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, was 4.1% of net revenues in the first quarter of 2015, compared with 4.3% in the first quarter of 2014 and 4.0% in the fourth quarter of 2014.

Non-Compensation Operating Expenses

For the quarter ended March 31, 2015, non-compensation operating expenses were $135.2 million, which included merger-related expenses of $4.6 million. This compares with $122.3 million in the first quarter of 2014 and $138.5 million in the fourth quarter of 2014.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2015 was 23.2%, compared with 21.9% in the first quarter of 2014 and 23.0% in the fourth quarter of 2014.

Provision for Income Taxes

The effective income tax rate for the quarter ended March 31, 2015 was 38.5% compared with 38.6% in the first quarter of 2014 and 34.4% in the fourth quarter of 2014.

Assets and Capital

Assets

•	Assets decreased 2% to $9.37 billion as of March 31, 2015 from $9.39 billion as of March 31, 2014. The decrease is attributable to a decrease in Stifel Bank’s investment portfolio and financial instruments owned, at fair value, partially offset by an increase in the loan portfolio at Stifel Bank, and growth attributable to acquired assets from the four acquisitions completed in 2014.

•	At March 31, 2015, the Company’s Level 3 assets of $158.8 million, or 2% of total assets, consisted of $88.2 million of auction rate securities and $70.6 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6% at March 31, 2015.

•	Non-performing assets as a percentage of total assets as of March 31, 2015 was 0.13%.

Capital

•	Stockholders’ equity as of March 31, 2015 increased $263.1 million, or 13%, to $2.4 billion from $2.1 billion as of March 31, 2014.

•	At March 31, 2015, book value per common share was $34.83 based on 67.9 million common shares outstanding. This represents a 9% increase from March 31, 2014.

•	At March 31, 2015, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 17.5% and 29.9%, respectively, compared to 15.1% and 25.7%, respectively, at March 31, 2014, and 16.5% and 25.0%, respectively, at December 31, 2014.

Conference Call Information

Stifel Financial Corp. will host its first quarter 2015 financial results conference call on Monday, May 11, 2015, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #43107466. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited; Keefe, Bruyette & Woods Limited; and Oriel Securities Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and 1919 Investment Counsel & Trust Company offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended
(in thousands, except per share amounts)	3/31/15	3/31/14	% Change	12/31/14	% Change
Revenues:
Commissions	$180,302	$172,243	4.7	$174,990	3.0
Principal transactions	100,205	110,360	(9.2)	94,109	6.5

Brokerage revenues	280,507	282,603	(0.7)	269,099	4.2
Investment banking	125,089	135,584	(7.7)	174,598	(28.4)
Asset management and service fees	113,869	89,170	27.7	105,962	7.5
Other income	11,800	5,238	125.3	(3,961)	398.0

Operating revenues	531,265	512,595	3.6	545,698	(2.6)
Interest revenue	42,736	42,836	(0.2)	44,936	(4.9)

Total revenues	574,001	555,431	3.3	590,634	(2.8)
Interest expense	13,019	8,675	50.1	12,604	3.3

Net revenues	560,982	546,756	2.6	578,030	(2.9)

Non-interest expenses:
Compensation and benefits	355,693	346,989	2.5	370,455	(4.0)
Occupancy and equipment rental	44,170	40,782	8.3	44,178	*
Communications and office supplies	29,234	24,838	17.7	28,776	1.6
Commission and floor brokerage	10,069	9,029	11.5	8,308	21.2
Other operating expenses	51,750	47,689	8.5	57,241	(9.6)

Total non-interest expenses	490,916	469,327	4.6	508,958	(3.5)

Income before income taxes	70,066	77,429	(9.5)	69,072	1.4
Provision for income taxes	26,969	30,047	(10.2)	23,890	12.9

Net income	$43,097	$47,382	(9.0)	$45,182	(4.6)

Earnings per common share:
Basic	$0.63	$0.72	(12.5)	$0.67	(6.0)
Diluted	$0.56	$0.63	(11.1)	$0.58	(3.4)

Weighted average number of common shares outstanding:
Basic	68,006	66,037	3.0	66,851	1.7
Diluted	77,359	75,691	2.2	77,540	(0.2)

*	Percentage not meaningful.

Statistical Information

	(in thousands, except per share, employee and location amounts)
	3/31/15	3/31/14	% Change	12/31/14	% Change
Statistical Information:
Book value per share	$34.83	$32.09	8.5	$35.00	(0.5)
Financial advisors [2]	2,097	2,081	0.8	2,103	(0.3)
Full-time associates	6,274	5,831	7.6	6,223	0.8
Locations	368	359	2.5	367	0.3
Total client assets	$188,616,000	$168,899,000	11.7	$186,558,000	1.1

Business Segment Results

Summary Segment Results (Unaudited)

	Three Months Ended
(in 000s)	3/31/15	3/31/14	% Change	12/31/14	% Change
Net revenues:
Global Wealth Management	$329,410	$297,183	10.8	$310,980	5.9
Institutional Group	238,607	249,987	(4.6)	272,686	(12.5)
Other	(7,035)	(414)	*	(5,636)	24.8

	$560,982	$546,756	2.6	$578,030	(2.9)

Operating contribution: [3]
Global Wealth Management	$98,847	$79,676	24.1	$84,178	17.4
Institutional Group	32,331	44,923	(28.0)	34,787	(7.1)
Other	(50,369)	(40,726)	23.7	(29,532)	70.6

	$80,809	$83,873	(3.7)	$89,433	(9.6)

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	55.6	58.6		58.0
Institutional Group	62.6	61.7		64.9
Non-comp. operating expenses
Global Wealth Management	14.4	14.6		14.9
Institutional Group	23.8	20.3		22.3
Income before income taxes[3]
Global Wealth Management	30.0	26.8		27.1
Institutional Group	13.6	18.0		12.8

	14.3	15.2		15.5

*	Percentage not meaningful.

[2]	Includes 134, 141, and 138 independent contractors at March 31, 2015, March 31, 2014, and December 31, 2014, respectively.
[3]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended
(in 000s)	3/31/15	3/31/14	% Change	12/31/14	% Change
Revenues:
Commissions	$116,214	$112,997	2.8	$115,351	0.7
Principal transactions	41,781	47,154	(11.4)	44,671	(6.5)

Brokerage revenues	157,995	160,151	(1.3)	160,022	(1.3)

Asset management and service fees	113,666	89,130	27.5	105,511	7.7
Net interest	37,924	35,262	7.5	40,236	(5.7)
Investment banking	10,326	11,280	(8.5)	9,811	5.2
Other income	9,499	1,360	598.3	(4,600)	*

Net revenues	329,410	297,183	10.8	310,980	5.9

Non-interest expenses:
Compensation and benefits	183,243	174,168	5.2	180,491	1.5
Non-compensation operating expenses	47,320	43,339	9.2	46,311	2.2

Total non-interest expenses	230,563	217,507	6.0	226,802	1.7

Income before income taxes	$98,847	$79,676	24.1	$84,178	17.4

As a percentage of net revenues:
Compensation and benefits	55.6	58.6		58.0
Non-compensation operating expenses	14.4	14.6		14.9
Income before income taxes	30.0	26.8		27.1

*	Percentage not meaningful.

Stifel Bank & Trust (Unaudited)

Key Statistical Information

(in 000s, except percentages)	3/31/15	3/31/14	% Change	12/31/14	% Change
Other information:
Assets	$5,289,349	$5,010,987	5.6	$5,237,970	1.0
Investment securities	2,599,854	3,084,007	(15.7)	2,684,947	(3.2)
Bank loans, net	2,505,007	1,616,832	54.9	2,298,929	9.0
Loans held for sale	188,783	102,367	84.4	121,939	54.8
Deposits	4,834,042	4,607,819	4.9	4,790,084	0.9

Allowance as a percentage of loans	0.96%	0.94%		0.94%
Non-performing assets as a percentage of total assets	0.13%	0.03%		0.11%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended
(in 000s)	3/31/15	3/31/14	% Change	12/31/14	% Change
Revenues:
Commissions	$64,088	$59,246	8.2	$59,640	7.5
Principal transactions	58,423	63,205	(7.6)	49,437	18.2

Brokerage revenues	122,511	122,451	*	109,077	12.3
Capital raising	65,321	65,526	(0.3)	61,521	6.2
Advisory fees	49,443	58,773	(15.9)	103,266	(52.1)

Investment banking	114,764	124,299	(7.7)	164,787	(30.4)
Other [4]	1,332	3,237	(58.7)	(1,179)	*

Net revenues	238,607	249,987	(4.6)	272,686	(12.5)

Non-interest expenses:
Compensation and benefits	149,411	154,234	(3.1)	176,897	(15.5)
Non-compensation operating expenses	56,865	50,830	11.9	61,002	(6.8)

Total non-interest expenses	206,276	205,064	0.6	237,899	(13.3)

Income before income taxes	$32,331	$44,923	(28.0)	$34,787	(7.1)

As a percentage of net revenues:
Compensation and benefits	62.6	61.7		64.9
Non-compensation operating expenses	23.8	20.3		22.3
Income before income taxes	13.6	18.0		12.8

*	Percentage not meaningful.

[4]	Includes net interest, asset management and service fees, and other income.

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended
(in 000s)	3/31/15	3/31/14	% Change	12/31/14	% Change
Institutional brokerage:
Equity	$61,803	$64,456	(4.1)	$67,273	(8.1)
Fixed income	60,708	57,995	4.7	41,804	45.2

Institutional brokerage	122,511	122,451	*	109,077	12.3

Investment banking:
Capital raising:
Equity	44,591	55,011	(18.9)	42,187	5.7
Fixed income	20,730	10,515	97.1	19,334	7.2

Capital raising	65,321	65,526	(0.3)	61,521	6.2
Advisory fees	49,443	58,773	(15.9)	103,266	(52.1)

Investment banking	$114,764	$124,299	(7.7)	$164,787	(30.4)

*	Percentage not meaningful.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2015. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude certain compensation and non-compensation operating expenses associated with the Company’s acquisitions and the write-off of debt issuance costs as a result of the redemption of our 6.70% senior notes in January 2015.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin, and basic and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share on a GAAP basis for the three months ended March 31, 2015 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended March 31, 2015
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP
Net revenues	$563,694	$(2,712)	$560,982

Non-interest expenses:
Compensation and benefits	352,233	3,410	355,693
Non-compensation operating expenses	130,602	4,621	135,223

Total non-interest expenses	482,885	8,031	490,916
Income before income taxes	80,809	(6,743)	70,066
Provision for income taxes	30,869	(3,900)	26,969

Net income	$49,840	$(6,843)	$43,097

Earnings per common share:
Basic	$0.70	$(0.07)	$0.63
Diluted	$0.65	$(0.09)	$0.56
As a percentage of net revenues:
Compensation and benefits	62.5		63.4
Non-compensation operating expenses	23.2		24.1
Income before income taxes	14.3		12.5

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com